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                                                                    EXHIBIT 24.5

                                POWER OF ATTORNEY

      THE UNDERSIGNED director of EnPro Industries, Inc. (the "Company"), hereby appoints William Dries, Richard L. Magee, and Robert P. McKinney, and each of them singly, with full power to act without the other and with full power of substitution, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, to execute on his behalf, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that such attorneys-in-fact or agents, or any of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

      EXECUTED on the 15th day of February 2005.

                                                           /s/ Gordon D. Harnett
                                                --------------------------------
                                                Gordon D. Harnett